A special meeting of each fund's shareholders was held on June 18, 2013. The results of votes taken among shareholders on the proposals before them are reported below. Each vote reported represents one dollar of net asset value held on the record date for the meeting.

PROPOSAL 1
To elect a Board of Trustees.A
	# of Votes	% of Votes
Ned C. Lautenbach
Affirmative	25,828,395,115.78	94.160
Withheld	1,602,101,684.27	5.840
TOTAL	27,430,496,800.05	100.000
Ronald P. O'Hanley
Affirmative	25,907,936,922.24	94.450
Withheld	1,522,559,877.81	5.550
TOTAL	27,430,496,800.05	100.000
David A. Rosow
Affirmative	25,805,492,959.91	94.076
Withheld	1,625,003,840.14	5.924
TOTAL	27,430,496,800.05	100.000
Garnett A. Smith
Affirmative	25,892,258,831.97	94.393
Withheld	1,538,237,968.08	5.607
TOTAL	27,430,496,800.05	100.000
William S. Stavropoulos
Affirmative	25,738,476,030.34	93.832
Withheld	1,692,020,769.71	6.168
TOTAL	27,430,496,800.05	100.000
Michael E. Wiley
Affirmative	25,923,640,743.27	94.507
Withheld	1,506,856,056.78	5.493
TOTAL	27,430,496,800.05	100.000
PROPOSAL 2
To approve a management contract between Energy Portfolio and Fidelity SelectCo, LLC.
	# of Votes	% of Votes
Affirmative	1,123,667,595.06	84.541
Against	66,131,212.87	4.975
Abstain	63,827,255.74	4.802
Broker Non-Vote	75,523,084.07	5.682
TOTAL	1,329,149,147.74	100.000
PROPOSAL 2
To approve a management contract between Energy Service Portfolio and Fidelity SelectCo, LLC.
	# of Votes	% of Votes
Affirmative	645,498,387.29	84.946
Against	33,409,158.57	4.397
Abstain	33,438,738.73	4.400
Broker Non-Vote	47,550,441.63	6.257
TOTAL	759,896,726.22	100.000
PROPOSAL 2
To approve a management contract between Natural Gas Portfolio and Fidelity SelectCo, LLC.
	# of Votes	% of Votes
Affirmative	299,519,308.49	78.743
Against	16,626,864.21	4.372
Abstain	21,125,424.08	5.553
Broker Non-Vote	43,106,986.49	11.332
TOTAL	380,378,583.27	100.000
PROPOSAL 2
To approve a management contract between Natural Resources Portfolio and Fidelity SelectCo, LLC.
	# of Votes	% of Votes
Affirmative	464,592,888.36	83.574
Against	24,605,583.11	4.427
Abstain	30,066,842.67	5.408
Broker Non-Vote	36,643,226.80	6.591
TOTAL	555,908,540.94	100.000
A Denotes trust-wide proposal and voting results.